UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2019, EchoStar Corporation held its 2019 Annual Meeting of Shareholders.

The following matters were voted upon:

1.
Election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, C. Michael Schroeder, Jeffrey R. Tarr and William D. Wade as directors to serve until the 2020 Annual Meeting of Shareholders or until their respective successors shall be duly elected and qualified; and

2.	Ratification of the appointment of KPMG LLP as EchoStar Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	Consideration of a shareholder proposal regarding majority voting in director elections.

The following are the final voting results for each of the items voted on at the meeting:

Proposal 1: Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Votes
R. Stanton Dodge	498,928,284	15,596,341	3,340,727
Michael T. Dugan	499,582,057	14,942,568	3,340,727
Charles W. Ergen	498,744,711	15,779,914	3,340,727
Anthony M. Federico	503,781,427	10,743,198	3,340,727
Pradman P. Kaul	498,843,407	15,681,218	3,340,727
C. Michael Schroeder	506,589,325	7,935,300	3,340,727
Jeffrey R. Tarr	509,255,800	5,268,825	3,340,727
William D. Wade	506,205,100	8,319,525	3,340,727

Proposal 2: Ratification of the appointment of KPMG LLP as EchoStar Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes
For	Against	Abstain
516,185,828	485,667	1,193,857

Proposal 3: Consideration of a shareholder proposal regarding majority voting in director elections:

Votes
For	Against	Abstain	Broker Non-Votes
28,248,440	485,441,495	834,690	3,340,727

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 1, 2019	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and
Secretary